SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   December 12, 1996.




                              POSSIS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


         Minnesota                        0-00944              41-0783184
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)        Identification No.)


9055 Evergreen Boulevard, N.W., Minneapolis, MN                  55433-8003
                   (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code:   (612) 780-4555


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

     On December 11, 1996, the Board of Directors of Possis Medical, Inc. (the "Company"), declared a dividend of one preferred share purchase right (a "Right") per share for each outstanding share of Common Stock, par value $.40 (the "Common Shares"), of the Company. The dividend is payable on December 23, 1996 (the "Record Date") to shareholders of record on that date.

     Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.40 (the "Preferred Shares"), of the Company at a price of $160.00 per one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of December 12, 1996, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agent").

     Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares, and a Distribution Date for the Rights will occur upon the earlier of: (i) the first date of public announcement that a Person or group of affiliated or associated Persons has become an "Acquiring Person" (i.e., has become, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares) (except pursuant to a Permitted Offer, as hereinafter defined) and (ii) the 10th day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a Person or group of affiliated or associated Persons becoming, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company prior to a Person or group of affiliated or associated Persons becoming an Acquiring Person) (the earlier of such dates being called the "Distribution Date").

     A "Permitted Offer" is a tender offer or an exchange offer for all outstanding Common Shares of the Company at a price and on terms determined by a majority of the Board of Directors of the Company who are not officers of the Company and who are not Acquiring Persons or affiliates or associates of an Acquiring Person and after receiving advice from one or more investment banking firms, to be (a) fair to shareholders (taking into account all factors which the Board of Directors deems relevant) and (b) otherwise in the best interests of the Company and its shareholders employees, customers, suppliers and creditors and the communities in which the Company does business, and which the Board of Directors determines to recommend to the shareholders of the Company.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,
(ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any Common Share certificate, even without such notation or a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on December 23, 2006, unless extended or earlier redeemed or exchanged by the Company as described below.

     The Purchase Price payable and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (ii) of this paragraph). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.

     No fraction of a Preferred Share (other than fractions in integral multiples of one one-hundredth of a share) will be issued and, in lieu thereof, an adjustment in cash will be made based on the closing price on the last trading date prior to the date of exercise.

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $.01 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $.01 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are subject to adjustment in the event of a stock dividend on the Common Shares or a subdivision, combination or consolidation of the Common Shares.

     In the event that a person or group becomes an Acquiring Person (except pursuant to a Permitted Offer (as defined below)), each holder of a Right, other than the Acquiring Person or the affiliates, associates or transferees thereof (whose Rights will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

     In the event that the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold after a person or group becomes an Acquiring Person (except pursuant to a Permitted Offer), holders of the Rights will thereafter have the Right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares of the acquiring company (or, in certain cases, one of its Affiliates) having a market value of two times the exercise price of the Right.

     At any time after a Person becomes an Acquiring Person (subject to certain exceptions), and prior to the acquisition by a Person of 50% or more of the outstanding Common Shares, the Continuing Directors may exchange all or part of the Rights for Common Shares at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

     At any time before a Person has become an Acquiring Person, the Continuing Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), subject to adjustment. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as such Continuing Directors may, in their sole discretion, establish.

     A "Continuing Director" is a member of the Board of Directors who was a member of the Board on December 23, 1996, or who subsequently became or becomes a member of the Board of Directors with the recommendation or approval of a majority of the Continuing Directors. Continuing Directors do not include any Acquiring Person or affiliate or associate of an Acquiring Person.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation, the right to vote or to receive dividends.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  99.      Press Release dated December 12, 1996.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


                                   POSSIS MEDICAL, INC.
Date:  December 12, 1996

                                   By ____________________
                                      Irving R. Colacci
                                      Vice President, Legal Affairs & Human
                                      Resources, General Counsel and Secretary

EXHIBIT INDEX


Exhibit           Description of Exhibit                     Page Number

  99  Press Release dated December 12, 1996                       7

Exhibit 99

                                  News Release

FOR IMMEDIATE RELEASE                FOR MORE INFORMATION CONTACT:
                                         Russel E. Carlson
                                         VP Finance and Chief Financial Officer
                                         POSSIS MEDICAL, INC.
                                         (612) 780-4555


     POSSIS MEDICAL, INC. ADOPTS SHAREHOLDER RIGHTS PLAN


     MINNEAPOLIS, MN., December 12 -- Possis Medical, Inc. (Nasdaq-NMS: POSS) announced today that its board of directors has adopted a shareholder rights plan, which provides protection against hostile takeovers and market activities that could result in a sale of the company. The board of directors retains the right to approve a sale of the company prior to the happening of certain events.

     The company has declared a dividend of one right for each common share outstanding on December 23, 1996. Each right will entitle a shareholder to buy 1/100 of a share of the company's newly created Series A Junior Participating Preferred Stock at an exercise price of $160.00. The rights will become exercisable in the event that a person or group acquires 15% or more of the company's common shares or a tender offer is commenced that would result in ownership by a person or group of 15% or more of the company's common shares (subject to certain exceptions).

     The company may redeem the rights at $.01 per right at certain times. The rights will expire on December 23, 2006.

     If prior to the redemption of the rights, a person or group acquires 15% or more of the company's common shares, each right (other than those owned by such a 15% acquiring person or group) will entitle its holder to purchase, at the then-current exercise price, that number of common shares of the company having a market value of twice the right's exercise price. In addition, if the company sells more than 50% of its assets or earning power or is acquired in a merger or other business combination transaction in which it is not the surviving corporation, the rights will become a right to acquire common shares of an acquiring person at the discounted price.

     Possis Medical, Inc. develops, manufactures and markets pioneering medical devices for growing cardiovascular treatment markets. Its AngioJet Rapid Thrombectomy System is marketed in the U.S. for removal of dialysis access graft blood clots. Its three products - the AngioJet Rapid Thrombectomy System, the Perma-Flow Coronary Bypass Graft, and the Perma-Seal Dialysis Access Graft - are highly differentiated, next-generation medical devices that have the potential to become preferred treatment options.

                                       ###